SHAREHOLDERS AGREEMENT
                         Dated as of December 20, 1994
                                     Among
                                GLENN R. JONES,
                          JONES INTERNATIONAL, LTD.,
                        BELL CANADA INTERNATIONAL INC.
                                      and
                            JONES INTERCABLE, INC.



                             TABLE OF CONTENTS(*)


                                                                         Page

                                   ARTICLE I
                                  DEFINITIONS

SECTION     1.1    Definitions......................................    1


                                  ARTICLE II
                           GOVERNANCE OF THE COMPANY

SECTION     2.1    Board of Directors...............................   12
            2.2    Class A Directors................................   13
            2.3    Common Directors.................................   13
            2.4    Nomination and Vacancies.........................   14
            2.5    Certain Shareholder Agreements...................   14
            2.6    Investor Consent Rights..........................   15
            2.7    Termination of Rights............................   19
            2.8    Tag-Along Right and
                     Third Party Offers . . . . . . . . . .            21

(*)  The Table of Contents is not a part of this Agreement.

                                  ARTICLE III
                                   COVENANTS

SECTION     3.1    Investment Commitment............................   22
            3.2    Consultation on Business Strategies..............   24
            3.3    Obligation to Refer Business
                     Opportunities..................................   26
            3.4    Supplier Arrangements............................   26
            3.5    Programming Services............................    30
            3.6    Transactions with Affiliates.....................   31
            3.7    Information......................................   32
            3.8    Preemptive Rights................................   32
            3.9    Registration Rights..............................   36
            3.10   Confidentiality..................................   36
            3.11   Certain Brokerage Fees...........................   37
            3.12   Purchases of Additional Shares
                     of Capital Stock...............................   37
            3.13   Termination of Article III.......................   38

                                  ARTICLE IV
                             TRANSFER RESTRICTIONS
                             AND OFFER PROCEDURES

SECTION     4.1    Transfer Restrictions............................   38
            4.2    Sales of Class A Shares by Jones.................   40
            4.3    Purchases of Class A Shares by
                     Bell International Group Entities..............   41
            4.4    General Offer Procedures.........................   42
            4.5    Termination of Article IV........................   44


                                   ARTICLE V
                              PROVISIONS RELATING
                             TO THE CONTROL OPTION

SECTION     5.1    Issuances of Common Shares During the
                     Option Period..................................   44
            5.2    Consents and Approvals For Exercise
                     of Control Option..............................   44
            5.3    Further Assurances...............................   45
            5.4    No Proxies or Encumbrances on
                     Optioned Shares................................   45
            5.5    Deemed Exercise..................................   46
            5.6    Trading in Class A Shares........................   46
            5.7    Certain Information..............................   46
            5.8    Covenants of International and Jones.............   47
            5.9    Termination of Article V.........................   48

                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES

SECTION     6.1    Representations and Warranties of
                     Jones..........................................   48
            6.2    Representations and Warranties of
                     International..................................   49
            6.3    Representations and Warranties of
                     Investor.......................................   50
            6.4    Representations and Warranties of
                     the Company....................................   51


                                  ARTICLE VII
                                 MISCELLANEOUS

SECTION     7.1    Termination......................................   53
            7.2    Successors and Assigns; Assignment...............   53
            7.3    Specific Performance...........................     54
            7.4    Notices..........................................   54
            7.5    Expenses.........................................   56
            7.6    Amendments and Waivers...........................   56
            7.7    Governing Law....................................   56
            7.8    Counterparts; Effectiveness.....................    56
            7.9    Headings.........................................   56
            7.10   Entire Agreement.................................   56
            7.11   Separability.....................................   57

                                   SCHEDULES

SCHEDULE I         List of Affiliate Agreements
SCHEDULE II        List of Cable Partnerships

                                   EXHIBITS

EXHIBIT A          Registration Rights
EXHIBIT B          Form of Sale Offer Notice
EXHIBIT C          Form of Purchase Notice
EXHIBIT D          Form of Purchase Offer Notice
EXHIBIT E          Form of Sale Notice


               AGREEMENT dated as of December 20, 1994 among Glenn R. Jones, a resident of Colorado, Jones International, Ltd., a Colorado corporation ("International"), Bell Canada International Inc., a Canadian corporation ("Investor"), and Jones Intercable, Inc., a Colorado corporation (the "Company").


                              W I T N E S E T H :


               WHEREAS, on March 25, 1994 Investor, through its wholly owned subsidiary Bell Canada International BVI III Limited ("Bell BVI") purchased 2,500,000 Class A Shares (as defined below) at a price of $22.00 per share, or $55,000,000 in the aggregate;

               WHEREAS, concurrently with the execution of this  Agreement,
(i) Investor is purchasing, through Bell BVI, International BVI III Limited from the Company 7,414,300 Class A Shares at a price of $27.50 per share, or $203,893,250 in the aggregate and (ii) certain affiliates of Glenn R. Jones are granting to Investor options to purchase the Optioned Shares (as defined below); and

               WHEREAS, in connection with such transactions the parties hereto wish to enter into certain arrangements concerning the operation and governance of the Company and other related matters;

               NOW THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS



               1.1. Definitions. (a) The following terms, as used herein, have the following meanings:

               "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

               "Affiliate Agreements" means the agreements described on
Schedule I as in effect on the date hereof.

               "Allocated Expenses" means for any period the fees payable (without regard to any Cable Partnership's right to defer or limit actual payment) to the Company or a Consolidated Subsidiary by the Cable Partnerships to compensate the Company or such Consolidated Subsidiary for that portion (computed by the Company consistently with respect to all Cable Partnerships) of its general overhead and administrative expenses, including all of its direct and indirect expenses allocable to the operation of the Cable Partnerships' business, including, but not limited to, home office rent, supplies, telephone, travel and copying charges, and salaries of full and part-time employees.

               "Allowed Amount" means $20,000,000 until December 31, 1995. During each subsequent calendar year, the Allowed Amount shall be equal to the Increase Percentage for such calendar year multiplied by the Allowed Amount for the immediately preceding calendar year. "Increase Percentage" for any calendar year shall mean one plus the percentage increase in the Consumer Price Index for the Denver Metropolitan Area as published by the United States Department of Labor for the immediately preceding calendar year.

               "Annualized Operating Cash Flow" means, for any fiscal quarter of the Company, the product of (i) four and (ii) the total revenues (excluding the gain on the sale of any assets to the extent included therein) of the Company and its Consolidated Subsidiaries for such quarter, adjusted for Owned Systems acquired or sold during such period, plus MLP Distributions and Interest Income, less the sum of (A) operating expenses of the Company and its Consolidated Subsidiaries for such quarter, excluding non-cash items, adjusted for Owned Systems acquired or sold during such period, (B) general and administrative expenses of the Company and its Consolidated Subsidiaries for such quarter, excluding non-cash items, in each case, (C) CATV Fund Fees, net of taxes, and (D) payments of Taxes on operating income, provided that Management Fees, Allocated Expenses and Interest Income shall be included in the foregoing amounts only to the extent actually received in cash during such quarter.

               "BCE Group Entity" means, at any time, BCE Inc., Investor and
(i) any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are, directly or indirectly, owned or controlled by BCE Inc. at such time and (ii) any other entity that is, directly or indirectly, controlled by BCE Inc. at such time.

               "Bell International Group Entity" means, at any time, Investor and (i) any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are, directly or indirectly, owned or controlled by Investor at such time and (ii) any other entity that is, directly or indirectly, controlled by Investor at such time.

               "Bell International Shareholder" means, at any time, any Bell International Group Entity that owns shares of Capital Stock at such time.

               "Board" means the board of directors of the Company.

               "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks are authorized to close in Montreal, Canada or Denver, Colorado.

               "Buy-Out Price" means the purchase price for the Owned Securities, as determined pursuant to Section 2.8(c) and (d).

               "Cable Partnership" means, at any time, any partnership listed on Schedule II hereto that is an Intercable Group Entity at such time.

               "Capital Stock" means, at any time, the Common Shares, the Class A Shares and any other shares of authorized capital stock of the Company.

               "CATV Fund Fees" means cash distributions (other than MLP Distributions and Management Fees) from the Cable Partnerships to the Company in its capacity as general partner of the Cable Partnerships, including, without limitation, distributions from cash flow, distributions from the sale or refinancing of Systems owned by a Cable Partnership and distributions upon dissolution of a Cable Partnership (whether or not such distributions are recognized for income statement purposes).

               "Class A Directors" means the members of the Board elected by the holders of the Class A Shares.

               "Class A Shares" means the shares of Class A Common Stock, par value $0.01 per share, of the Company.

               "Closing Date" means the date of this Agreement.

               "Common Directors" means the members of the Board elected by the holders of the Common Shares.

               "Common Shares" means the shares of Common Stock, par value $0.01 per share, of the Company.

               "Consolidated Subsidiaries" means, at any date, those Subsidiaries of the Company whose accounts would be consolidated with those of the Company if consolidated financial statements were prepared as of such date in accordance with generally accepted accounting principles.

               "Control Option" means the options to purchase the Optioned Shares pursuant to the Option Agreements.

               "Convertible Debt" means the 7.5% Convertible Debentures due June 1, 2007 of the Company.

               "Core Business" means, at any time, the following lines of business: (i) cable television services, (ii) wireline local communications services (including exchange, access and value-added services, such as call waiting, call forwarding and similar services) in geographic markets where the Company or a Subsidiary of the Company owns a cable television business at such time and (iii) physical cable or wireline delivery of multi-media services (including inter-active services) over broadband networks in geographic markets where the Company or a Subsidiary of the Company provides cable television or wireline local communications services at such time.
"Core Business" does not include (A) the provision of personal communications services (as defined by the Federal Communications Commission at 47 C.F.R.
99.5 on the date hereof), but includes the lease (or other provision) of wireline or broadband networks used in connection with the operation of the Core Business to providers of personal communications services and (B) the creation, development, production, acquisition, packaging and sale (but not physical delivery) of entertainment, informational, educational and other programming services or software, including inter-active, multi-media and CD ROM services.

               "Debt" of the Company and its Consolidated Subsidiaries means at any date, without duplication, (i) all obligations of such Persons for borrowed money, (ii) all obligations of such Persons evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of all such Persons to pay the deferred purchase price of property or services, except trade accounts payable and current liabilities arising in the ordinary course of business, (iv) all obligations of all such Persons as lessee which are capitalized in accordance with generally accepted accounting principles,
(v) all Debt of others secured by a Lien on any asset of all such Persons, whether or not such Debt is otherwise an obligation of such Persons, (vi) all guarantees, endorsements and other contingent obligations with respect to Debt, or to otherwise assure the owner of any of such Debt against loss with respect thereto and (vii) obligations to repurchase assets previously sold. "Debt" does not include any Convertible Debentures.

               "Distribution" means any distribution of cash or property by International in respect of its capital stock other than (i) the 1,589,421 shares in Bell Cablemedia plc received directly or indirectly by International from the initial public offering of such shares, (ii) the 2,372,567 Class A Shares held directly or indirectly by International at the date hereof, (iii) the amount paid to or for the benefit of International pursuant to Section 2.1 of the Option Agreement between Morgan Guaranty Trust Company of New York, acting as agent for Investor, and Jones International Grantor Business Trust and (iv) the proceeds from the sale or disposition of such shares or amounts. The number of shares described in the immediately preceding sentence will be adjusted to reflect stock dividends, stock splits or similar transactions in respect of such shares and the type of such security will be similarly adjusted in the event a merger, recapitalization, consolidation or similar transaction results in the issuance of other securities in respect of such shares.

               "Dollars" or "$" means United States dollars.

               "Employee Options" means any options to purchase Class A Shares granted to employees, officers or directors of the Company or any of its Subsidiaries pursuant to any employee benefit plan (including a stock option, stock purchase or stock bonus plan) approved by the Board.

               "Event Date" means, after the Option Termination Date, the earlier of (i) the date on which Investor's Ownership Percentage is less than 20% and (ii) the date on which the JI Group sells the Control Block to a Control Purchaser after the Bell International Group Entities have declined to accept an offer from a Control Purchaser pursuant to Section 2.8.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "Extraordinary Dividend" means any Distribution or the fair market value of which, when added to the sum of (i) the aggregate fair market value of all prior Distributions made from and after the date hereof and (ii) the aggregate amount of the Additional Costs, exceeds the Allowed Amount.

               "FCC" means the Federal Communications Commission or its successor.

               "Financial Services Agreement" means the Financial Services Agreement dated as of the date hereof between the Company and Jones Financial Group, Inc.

               "Franchise Agreement" means any franchise, agreement, permit, license or other authorization granted by any Governmental Authority organized within the United States of America, including all laws, regulations and ordinances relating thereto, which authorizes the construction or operation of a System or the reception and transmission of signals by microwave, and shall include, without limitation, all FCC licenses and all certificates of compliance, if any, and cable television registration statements (or similar documents) which are required to be issued by or filed with the FCC.

               "Governmental Authority" means any local, county, state, commonwealth, federal or foreign court, judicial, executive, or legislative instrumentality, or any agency, authority, commission, board or official thereof, including, without limitation, any franchising authority.

               "Grantors" means the grantors under the Option Agreements.

               "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               "Intercable Group" means, at any time, the Company and each Person that is a Subsidiary of the Company at such time.

               "Intercable Group Entity" means, at any time, each Person included in the Intercable Group at such time.

               "Interest Income" means, for any period, the sum of interest paid to the Company with respect to (a) deferrals of Management Fees or Allocated Expenses owed to the Company, (b) loans and advances made by the Company to the Cable Partnerships and (c) cash on deposit in interest bearing accounts.

               "Investor Nominee" means any nominee designated to the Board by Investor pursuant to Section 2.2(a)(i) and 2.3(ii) (which does not include any Joint Nominee).

               "Investor's Ownership Percentage" means, at any time, the ratio of (i) the aggregate number of shares of Capital Stock owned by Investor and the other Bell International Group Entities (and, in the case of calculations pursuant to Section 3.12(a), any other BCE Group Entity) at such time to (ii) the aggregate number of shares of Capital Stock outstanding at such time, in each case calculated on a fully diluted basis and assuming the conversion of all securities convertible or exchangeable into shares of Capital Stock and the exercise of all options, warrants and other rights to acquire shares of Capital Stock, whether or not vested. In the case of sales or issuances of New Securities, Investor's Ownership Percentage will be calculated immediately preceding such sale or issuance.

               "JI Group" means, at any time, Jones, International, each grantor under the Option Agreements and each other Person that is a Subsidiary of Jones or International at such time, other than any Person that is an Intercable Group Entity at such time.

               "JI Group Entity" means, at any time, each Person included in the JI Group at such time.

               "JI Shareholder" means, at any time, any JI Group Entity that owns shares of Capital Stock at such time.

               "Jones" means Glenn R. Jones, a resident of Colorado, or in the event he is not then alive or legally competent, his executor, the administrator of his estate or his legal representative (including, without limitation, his guardian, conservator or other similar fiduciary).

               "Jones Employment Agreement" means the Employment Agreement dated as of the date hereof between Glenn R. Jones and the Company.

               "Jones Family Member" means any member of the immediate family of Glenn R. Jones (as defined in Rule 16a-1 under the Exchange Act), or a trust for the benefit of such members.

               "Jones Nominee" means any nominee designated to the Board by Jones pursuant to Section 2.3(i) (which does not include any Joint Nominee).

               "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

               "Management Fees" means, for any period, management fees earned by the Company and its Consolidated Subsidiaries during such period for management services provided to the Cable Partnerships pursuant to the terms of the relevant partnership agreements.

               "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the financial condition, business, assets or results of operations of such Person and its Subsidiaries, taken as a whole.

               "MLP Distributions" means, for any period, the cash distributions made by Jones Intercable Investors, L.P. to the Company in respect of the Class A Units owned by the Company.

               "Net Debt" means, at any time, Debt at such time, less cash and cash equivalents of the Company and its Consolidated Subsidiaries at such time.

               "New Securities" means any shares of Capital Stock, and securities of any type whatsoever that are, or may become, exercisable to purchase, or convertible or exchangeable into, shares of Capital Stock, in each case that are issued after the date hereof, provided that "New Securities" does not include Employee Options.

               "Option Agreements" means the Option Agreements dated as of the Closing Date between Morgan Guaranty Trust Company of New York, acting as agent for Investor, and each of Jones International Grantor Business Trust, Glenn Jones Grantor Business Trust, Jones Space Segment, Inc., Jones Global Group, Inc., Jones Interdigital, Inc. and Jones Entertainment Group, Ltd.

               "Option Period" means the period from the date hereof to the Option Termination date.

               "Option Termination Date" means the earlier of (i) the date on which the Control Option terminates pursuant to Section 3.6 of the Option Agreements, or otherwise, or (ii) the date on which Investor (or its agent) purchases the Optioned Shares pursuant to the Option Agreements.

               "Optioned Shares" means the Common Shares subject to the Option Agreements.

               "Owned System" means any System that is owned and operated by an Intercable Group Entity other than a Cable Partnership.

               "Permitted Amount" means, at any date, the product of (i) seven and (ii) Annualized Operating Cash Flow for the most recently ended fiscal quarter of the Company prior to, or on, such date.

               "Permitted Equity Issuances" means sales by the Company prior to, but not at, the Commitment Termination Time of Class A Shares for cash where the proceeds from any such sale will be used to finance the purchase by the Company (or its Subsidiary) of any System owned by a Cable Partnership.

               "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Related Agreements" means the Financial Services Agreement, the Jones Employment Agreement, the Supply and Services Agreement and the Secondment Agreement.

               "SEC" means the Securities and Exchange Commission.

               "Secondment Agreement" means the Secondment Agreement dated as of the date hereof between Investor and the Company.

               "Securities Act" means the Securities Act of 1933 as amended, and the rules and regulations promulgated thereunder.

               "Shareholder" means, at any time, any Bell International Shareholder or JI Shareholder at such time.

               "Shareholder Nominees" means the Jones Nominees, Investor Nominees and Joint Nominees.

               "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of May 31, 1994, as amended on October 20, 1994, between Investor and the Company.

               "Subsidiary" means, as to any Person, (i) any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are, directly or indirectly, owned or controlled by such Person,
(ii) any partnership of which such Person is, directly or indirectly, a general or managing partner and (iii) any other entity that is, directly or indirectly, controlled by such Person. By way of example, the parties hereto acknowledge that (i) Glenn R. Jones and International are not Subsidiaries of any Intercable Group Entity and (ii) BCE Inc. is not a Subsidiary of Investor.

               "Subsidiary Securities" means any shares of capital stock of a Subsidiary of the Company, and securities of any type whatsoever that are, or may become, exercisable to purchase, or convertible or exchangeable into, shares of such capital stock.

               "Supply and Services Agreement" means the Supply and Services Agreement dated as of the date hereof between Investor and the Company.

               "System" means a cable television or SMATV system owned or operated by an Intercable Group Entity serving subscribers within a geographical area covered by one or more Franchise Agreements from the same head end facility (or two or more related head end facilities).

               "Taxes" means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets.

               "Transfer" means, with respect to any securities, any direct or indirect sale, assignment, transfer, grant of a participation in, pledge, gift or other disposition thereof, without regard to whether such disposition is for consideration.

               (b) Each of the following terms is defined in the Section set forth opposite such term:

                     Term                          Section
                     ----                          -------

               Additional Costs                      5.8
               Agreed Rate                           3.5
               Commitment Termination Time           3.1
               Control                               5.8
               Control Block                         2.8
               Control Purchaser                     2.8
               Convertible Debenture                 3.1
               Distributor                           3.5
               Eligible Assignee                     7.1
               Independent Director                  2.2
               Investor Programming                  3.5
               Joint Nominee                         2.2
               Jones Programming                     3.5
               Major Financing Transaction           5.8
               Market Value                          3.8
               New Programming                       3.5
               Offer Period                          4.2
               Offer Price                           4.2
               Offered Shares                        4.2
               Offering Party                        3.3
               Offeror                               4.2
               Opportunity                           3.3
               Owned Securities                      2.8
               Programmer                            3.5
               Proposed Price                        4.3
               Purchase Conditions                   3.8
               Purchase Notice                       4.2
               Purchase Number                       4.3
               Purchaser                             4.3
               Purchase Offer Notice                 4.3
               Qualifying Merger                     3.12
               Qualifying Tender Offer               3.12
               Restricted Business                   7.1
               Rights Notice                         3.8
               Sale Notice                           4.3
               Sale Offer Notice                     4.2
               Special Issue                         3.8
               Trigger Date                          3.8
               Unrelated Directors                   3.6
               Validating Distributor                3.5
               Validating Programming
                 Agreement                           3.5
               Validation Periods                    3.5

               (c) All accounting determinations hereunder shall be made, and all financial calculations required to be made hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries.


                                  ARTICLE II

                           GOVERNANCE OF THE COMPANY

               2.1. Board of Directors. (a) The Board shall consist of 13 directors: nine members of the Board will be Common Directors and four members of the Board will be Class A Directors. Such directors will be nominated, elected and removed in accordance with the articles of incorporation and bylaws of the Company and the terms of this Agreement.

               (b) The Board shall have an executive committee, an audit committee and a compensation committee. Except to the extent required by applicable law, Investor will be entitled to have at least one Investor Nominee on each committee of the Board at all times.

               (c) The Company will use reasonable efforts to obtain and maintain in effect $25,000,000 of directors and officers liability insurance coverage for any period in which an Investor Nominee, Jones Nominee or a Joint Nominee is a member of the Board, provided that such insurance may be obtained at reasonable cost. In the event the Company believes such insurance cannot be obtained at reasonable cost, the Company will consult with Investor as to an appropriate replacement policy.

               2.2. Class A Directors. (a) The parties hereto agree that the four Class A Directors will be designated as follows:

                     (i) Investor will be entitled, but not required, to designate one director, and

                   (ii) Jones and Investor will designate three directors that are each an Independent Director mutually acceptable to both parties (each a "Joint Nominee").

               (b) An "Independent Director" is a person who is free from any relationship that would interfere with the exercise of independent judgment by such person as a member of the Board. Without limiting the generality of the foregoing, unless the Board has unanimously determined otherwise, a person will not be an Independent Director if such person:

                     (i) is, or has been, a director or officer of, employed by or a consultant to, any Intercable Group Entity, JI Group Entity or BCE Group Entity, provided that this provision does not apply to Independent Directors that are elected for successive terms of office,

                   (ii) is, or since January 1, 1993 has been, an officer, director, general partner or more than 5% shareholder (by either vote or value) of a Person that has, or since January 1, 1993 has had, a material business relationship with any Intercable Group Entity, JI Group Entity or BCE Group Entity,

                  (iii) is, or has been, a more than 5% shareholder (by either vote or value) of any Intercable Group Entity, JI Group Entity or BCE Group Entity, or is an officer or director of any such shareholder, or

                   (iv) is a member of the immediate family (as defined in Rule 16a-1 under the Exchange Act) of any person described in clauses
         (i), (ii) or (iii).

               2.3. Common Directors. The parties hereto agree that the nine Common Directors will be designated as follows:

                     (i) Jones will be entitled, but not required, to designate seven directors, and

                   (ii) Investor will be entitled, but not required, to designate two directors.

               2.4. Nomination and Vacancies. (a) In the event that Investor or Jones chooses to designate one or more nominees to the Board pursuant to Article II, the Company will use its reasonable efforts to (i) include each such nominee in the group of nominees proposed by management of the Company for election to the Board, (ii) recommend to the shareholders of the Company each such nominee's election to the Board and (iii) solicit proxies for each such nominee from all holders of voting securities entitled to vote thereon.

               (b) In the event that any Shareholder Nominee vacates his seat on the Board, whether by resignation, death, removal or otherwise, the Board will as promptly as practicable hold a meeting of the Board and, subject to its fiduciary duties, will fill any such vacancy with a person designated by the Shareholder (or Shareholders in the case of a Joint Nominee) entitled to designate such Shareholder Nominee, provided that if such Shareholder Nominee was an Independent Director, such designated person must also be an Independent Director.

               2.5. Certain Shareholder Agreements. (a) Each Bell International Shareholder will vote or cause to be voted all shares of Capital Stock owned or controlled by it at any regular or special meeting of shareholders of the Company, or in any written consent executed in lieu of such a meeting of shareholders,

                     (i) in favor of any Jones Nominees and Joint Nominees designated as provided in this Article II,

                   (ii) to remove any Jones Nominee (with or without cause) requested to be removed by Jones pursuant to Section 2.4, and

                  (iii) to seek the election of such number of Jones Nominees as is necessary to constitute a majority of the members of the Board.

               (b) Each JI Shareholder will vote or cause to be voted all shares of Capital Stock owned or controlled by it at any regular or special meeting of shareholders of the Company, or in any written consent executed in lieu of such a meeting of shareholders,

                     (i) subject to Section 2.5(a)(iii), in favor of any Investor Nominees and Joint Nominees designated as provided in this
         Article II,

                   (ii) to remove any Investor Nominee (with or without cause) requested to be removed by Investor pursuant to Section 2.4, and

                  (iii)  to cause the Company to comply with the provisions of
         Section 2.6.

               (c) Each Shareholder will cause all shares of Capital Stock owned or held of record by it to be represented, in person or by proxy, at all meetings of shareholders of the Company of which such Shareholder has actual notice, so that such shares of Capital Stock may be counted for the purpose of determining the presence of a quorum at such meetings.

               (d) Without the written consent of Jones no Bell International Shareholder will, and without the written consent of Investor no JI Shareholder will, (i) solicit any proxies or consents in connection with any matter to be voted upon, or sought to be voted upon, by the shareholders of the Company except in accordance with the terms of this Agreement or the approval of the Board, (ii) become a participant in any such solicitation or
(iii) except as contemplated by this Agreement, become a part of a voting group or deposit shares in a voting trust. The provisions of the immediately preceding sentence will terminate (x) as to Bell International Shareholders on the Option Termination Date if Investor (or its agent) purchases the Control Option under the Option Agreements and (y) as to JI Shareholders on the Option Termination Date if Investor (or its agent) does not purchase the Control Option under the Option Agreements. Nothing herein shall restrict any Shareholder from granting revocable proxies in connection with meetings of shareholders of the Company.

               2.6. Investor Consent Rights. (a) Subject to the provisions of Section 2.7, the Company will not take or agree to take, and will not permit any Subsidiary to take or agree to take, directly or indirectly, any of the following actions without the prior written consent of Investor or pursuant to the procedures described in paragraph (c) below:

                     (i) authorize, sell, distribute or otherwise issue, or grant rights with respect to, New Securities, Employee Options or Subsidiary Securities (or any stock appreciation or similar interests or rights with respect to such securities) except for (A) routine grants of Employee Options (or stock appreciation rights) approved after the date hereof by the compensation committee of the Board in an amount not to exceed options to purchase (and stock appreciation rights in respect of) 2,000,000 Class A Shares in the aggregate, (B) any grant of options pursuant to Section 4 of the Jones Employment Agreement, (C) any issuances of Capital Stock pursuant to the terms of Employee Options or the Convertible Debt and the Convertible Debentures and the options granted pursuant to Section 4 of the Jones Employment Agreement, (D) authorizations, sales, distributions or other issuances of Subsidiary Securities to Persons that are wholly-owned Intercable Group Entities (except in connection with sales of Subsidiary Securities permitted by subparagraphs (v) and
         (vi) of this Section 2.6), and (E) Permitted Equity Issuances,

                   (ii) repurchase, redeem or exchange any shares of Capital Stock, other than (A) repurchases, redemptions or exchanges of Class
         A Shares where all holders of Class A Shares are entitled to participate on a pro rata basis, (B) repurchases of Class A Shares in the open market, provided that at any time the aggregate number of Class A Shares repurchased during the immediately preceding 12 months may not exceed 5% of the aggregate number of shares of Capital Stock outstanding on the immediately preceding December 31 (calculated on a fully diluted basis assuming the conversion of all options and the exercise of other rights), and (C) as contemplated by the terms of any New Securities,

                  (iii) amend the articles of incorporation or bylaws of the Company,

                   (iv) (A) in the case of the Company and its Consolidated Subsidiaries, incur Debt if after the incurrence of such Debt, Net Debt would exceed the Permitted Amount and (B) in the case of the Cable Partnerships, incur long-term Debt not in the ordinary course of business,

                     (v) acquire or sell any interest in a cable television system that is not owned by a Cable Partnership for a purchase price exceeding $50,000,000 in any single transaction (or series of related transactions), and $250,000,000 in the aggregate for acquisitions and $250,000,000 in the aggregate for sales,

                   (vi) acquire or sell any interest in a business (other than a cable television system) for a purchase price exceeding $5,000,000 in any single transaction (or series of related transactions), and $50,000,000 in the aggregate for acquisitions and $50,000,000 in the aggregate for sales,

                  (vii) enter into (whether by acquisition or otherwise) a line of business other than (A) the Core Business in the United States of America, England and Spain, (B) the provision of audio programming services to radio stations and cable television systems,
         (C) manufacturing and marketing of computer and facsimile security products and software, and the manufacture of printed circuit board assembly using surface mount or through-hole technology for the computer, communications, business equipment, finance, medical and scientific industries, (D) the acquisition and distribution of entertainment, informational, educational and other programming services in connection with the provision of cable television or multi-media services to customers of a System and (E) the provision of local origination programming services to customers of a System (whether required by a Franchise Agreement or otherwise),

                 (viii) take any action that would reasonably be expected to, as a result of a law, rule or regulation of a Governmental Authority organized within the United States of America, England or any other jurisdiction where the Intercable Group conducts a material portion of its business, (A) prevent Investor (or its agent) from exercising the Control Option or from otherwise obtaining control of the Company, (B) require Investor (or its agent) to divest or otherwise limit Investor's (or its agent's) ability to exercise full rights of ownership over the Control Option or any shares of Capital Stock (whether acquired upon exercise of the Control Option or otherwise) or (C) require, after the exercise of the Control Option, the Intercable Group to divest any material business or assets or impose a material limitation on the conduct of Intercable Group's business, provided that (1) if on the date hereof the activities conducted by any BCE Group Entity are subject to any such law, rule or regulation (based on interpretations in effect on the date hereof) that has, or would reasonably be expected to have, one or more of the effects described in clauses (A), (B) or (C), or if after the date hereof Investor or any of its Affiliates enters into a new line of business and at such time there is a law, rule or regulation that has, or would reasonably be expected to have, one or more of the effects described in clauses (A), (B) or (C), then in each case this subparagraph (viii) will not apply to actions of the Intercable Group that would reasonably be expected to have such effects under such law, rule or regulation, (2) after the Option Termination Date this subparagraph (viii) will only apply to actions that would reasonably be expected to require Investor to divest, or otherwise limit its ability to exercise full rights of ownership over, any shares of Capital Stock, (3) the Company shall not be in breach of this clause
         (viii) in matters relating to Franchise Agreements and material contracts if it is in compliance with its obligations under Section
         5.2 concerning such matters and (4) in the case of clauses (A) and
         (B) the effect of any such action must be due to the business or assets of Investor or its Affiliates (and not an agent thereof).

                   (ix) (A) sell substantially all of the assets of the Company, (B) adopt a plan of liquidation or dissolution of the Company, (C) engage in a merger, consolidation, share exchange or other business combination involving the Company (except in connection with an acquisition for cash that is permitted by subparagraphs (v) and (vi) of this Section 2.6), (D) engage in a recapitalization, stock split or similar reconstitution of the Capital Stock or (E) file a petition by or on behalf of the Company or any Subsidiary, or the taking of similar action, under any bankruptcy, insolvency, reorganization or similar law,

                    (x) declare or make any provision for payment of, or the setting aside of assets with respect to, any dividend or other distribution of any property other than cash by the Company with respect to any shares of Capital Stock, and

                   (xi) agree to, or enter into, any amendment to a Related Agreement.

               (b) For purposes of this Section 2.6, transactions occurring after the date of the Stock Purchase Agreement will count towards any amounts described in paragraph (a) above, provided that any transaction approved by Investor pursuant to the Company's request will not count towards the aggregate transaction amounts described in subparagraphs (v) and (vi) of such paragraph (a).

               (c) If the Company wishes to take an action described in paragraph (a) of this Section 2.6, the Company will deliver to Investor a written notice describing in reasonable detail the action proposed to be taken and expressly requesting Investor's consent to such action pursuant to this
Section 2.6. Such notice will be accompanied by such additional information as is reasonably required to enable Investor to evaluate such proposed action. Upon receipt of such notice, Investor will have ten Business Days to exercise its right not to consent to such proposed action. If no response is received by the Company from Investor prior to the expiration of such time period, the proposed action will be deemed to have been approved by Investor.

               (d) The parties hereto acknowledge that the provisions of paragraph (a) above are not intended to apply to JI Group Entities.

               2.7. Termination of Rights. (a) The rights and obligations in this Article II will terminate as provided in this Section 2.7 and in
Section 7.1.

               (b) If at any time prior to the Option Termination Date (x) Investor and the other Bell International Group Entities own in the aggregate less than 10,000,000 shares of Capital Stock (adjusted for stock splits and stock dividends declared after the date hereof) and (y) Investor's Ownership Percentage is less than 15%, then:

                     (i) Investor's right to designate the Joint Nominees pursuant to Section 2.2(a)(ii) and two Common Directors pursuant to
         Section 2.3 will terminate, and after such time Investor will have the right to designate only one Class A Director pursuant to Section 2.2(a)(i); and

                   (ii) the consent rights of Investor described in Section 2.6(a) will terminate except as to the matters described in clauses
         (iii), (viii) and (ix) thereof.

               (c) Upon the occurrence of an Event Date, until such time as Investor's Ownership Percentage is less than 15%:

                     (i) Investor's right to designate the Joint Nominees pursuant to Section 2.2(a)(ii) and one Common Director pursuant to
         Section 2.3 will terminate, and after such time Investor will have the right to designate only one Class A Director pursuant to Section 2.2(a)(i) and one Common Director pursuant to Section 2.3; and

                   (ii) the consent rights of Investor described in Section 2.6(a) will terminate except as to the matters described in clause
         (viii) thereof.

               (d) If at any time after the Option Termination Date Investor's Ownership Percentage is less than 15%, but equal to or greater than 10%, then:

                     (i) in addition to the termination provisions described in subparagraph (c)(i) above, Investor's right to designate a second Common Director pursuant to Section 2.3 will terminate, and after such time Investor will have the right to designate only one Class A Director pursuant to Section 2.2(a)(i); and

                   (ii) the consent rights of Investor described in Section 2.6(a) will terminate except as to the matters described in clause
         (viii) thereof.

               (e) If Investor (or its agent) does not purchase the Optioned Shares pursuant to the Option Agreements, then:

                     (i) until such time as the JI Group Entities own in the aggregate less than a majority of the outstanding Common Shares, Jones will be entitled to designate all Common Directors that are not designated by Investor pursuant to this Article II (and after such time such directors will be nominated without regard to this Agreement), and

                  (ii) until such time as Investor's right to designate the Joint Nominees terminates pursuant to Section 2.7(c), Jones will be entitled to designate the Joint Nominees pursuant to Section 2.2(a)(ii) (and after such time such directors will be designated without regard to this Agreement).

               2.8   Tag-Along Right and Third Party Offers.    (a)  Subject
to the transfer rights of JI Shareholders under Section 4.1(c), after the Option Termination Date but prior to the eighth anniversary of the date hereof, the JI Group Entities will not sell (or enter into an agreement or option to sell), directly or indirectly, in one transaction or a series of related transactions, a majority of the then outstanding shares of Common Stock (the "Control Block") to a Person that is not a JI Group Entity (the "Control Purchaser"), unless (i) the Control Purchaser agrees to be bound by the terms of this Agreement as a JI Shareholder or (ii) prior to any such sale such Control Purchaser offers to purchase for cash all (but not less than all) of the shares of Capital Stock, and other debt or equity securities, issued by the Intercable Group Entities to, and then held by, the Bell International Group Entities (the "Owned Securities") at the Buy-Out Price pursuant to the procedures of this Section 2.8.

               (b) After the eighth anniversary of the date hereof, if the JI Group Entities sell, directly or indirectly, in one transaction or a series of related transactions, the Control Block to a Control Purchaser, prior to any such sale such Control Purchaser may, but is not required to, offer to purchase for cash all (but not less than all) of the Owned Securities at the Buy-Out Price.

               (c) A Control Purchaser that offers to purchase the Owned Securities for the Buy-Out Price pursuant to this Section 2.8 will deliver a written offer notice to Investor. After the delivery of such notice, the Control Purchaser and Investor will attempt to negotiate a Buy-Out Price that is mutually satisfactory. If in connection with the purchase of the Control Block the Control Purchaser (or an Intercable Group Entity) is also offering to purchase from the public any class of Owned Securities, the Buy-Out Price for such Owned Securities will be such offer price.

               (d) If the Control Purchaser and Investor are unable to agree on a mutually satisfactory Buy-Out Price, the Control Purchaser and the relevant JI Group Entity will make a public announcement that the Control Purchaser is negotiating to purchase the Control Block. In such event, the Buy-Out Price for each class of Owned Securities will be equal to the Market Value of such class of Owned Securities, calculated pursuant to Section 3.8(h) and (i) and assuming that the Trigger Date is the tenth trading day immediately after the day of such public announcement

               (e) After the Market Value of each class of Owned Securities has been determined, if the Control Purchaser wishes to proceed with the proposed transaction to purchase the Control Block and the Owned Securities, it will (or after the eight anniversary of the Closing Date, it may), by written notice to Investor, irrevocably offer to purchase all of the Owned Securities at the Buy-Out Price. If Investor fails to deliver a written acceptance notice within 10 Business Days after receipt of such written offer from the Control Purchaser, Investor will be deemed to have declined an offer from a Control Purchaser, including for purposes of determining whether an Event Date has occurred.

               (f) The purchase and sale of the Owned Securities will take place simultaneously with the purchase of the Control Block. The purchase price for the Owned Securities purchased pursuant to this Section 2.8 will be paid by wire transfer in immediately available funds to a bank account designated by the relevant Bell International Group Entity not less than three Business Days prior to closing.

               (g) At any closing hereunder, the relevant Bell International Group Entity will deliver to the Control Purchaser good and valid title to the Owned Securities, free and clear of any Lien.


                                  ARTICLE III

                                   COVENANTS

               3.1. Investment Commitment. (a) Investor will purchase for cash 30% of any Class A Shares sold by the Company to unaffiliated third parties after the date hereof, at a price per share equal to the price per share received by the Company from such third parties in connection with any such sales (net of selling commissions and underwriter's discounts), provided that the obligation of Investor under this Section 3.1 will terminate at such time (the "Commitment Termination Time") as the aggregate purchase price of all equity securities, and securities that are convertible or exchangeable into equity securities (including any Convertible Debentures), purchased by the Bell International Group Entities from the Company or any Intercable Group Entity prior to, on or after the date hereof (including any New Securities purchased pursuant to this Section 3.1) equals $400,000,000. The parties hereto acknowledge that after taking into account the purchase of 2,500,000 Class A Shares on March 25, 1994 pursuant to the Investment Agreement dated as of such date between the Company and Investor, and 7,414,300 Class A Shares on the date hereof pursuant to the Stock Purchase Agreement, the Bell International Group Entities have purchased from the Company Class A shares having an aggregate purchase price of $258,893,250, and that Investors's remaining investment commitment is $141,106,750.

               (b) In the event the Company proposes to offer and sell any Class A Shares prior to the termination of the purchase commitment described in paragraph (a), it will give Investor not less than ten Business Days' written notice of its intention, describing the material terms of the proposed sale, including the manner of sale and a range of proposed prices and numbers of Class A Shares to be sold to unaffiliated third parties and to Investor.
The Company will deliver to Investor copies of all prospectuses and other related offering and closing documents prepared by the Company and its advisors in connection with the proposed sale and will keep Investor informed as to material developments during the offering process. The closing for the purchase and sale of any Class A Shares purchased by Investor pursuant to this
Section 3.1 will take place on the later to occur of (i) the date on which such third parties purchase Class A Shares, (ii) the date on which the Purchase Conditions have been satisfied, or waived by Investor in its sole discretion (provided that if Investor has not purchased the Class A Shares 40 days after the third party closing, the Company may sell such shares to a third party) or
(iii) such other time as Investor and the Company agree. Except as otherwise contemplated by this Agreement, any Class A Shares purchased by Investor under this Section 3.1 will be purchased pursuant to the same terms and conditions as the unaffiliated third parties.

               (c) At Investor's request, Investor may purchase for $50,000,000 in cash a Convertible Debenture, provided that the Company may postpone such purchase until such time as it wishes to sell any New Securities. For purposes of this Section 3.1, "Convertible Debenture" means a convertible unsecured subordinated debenture of the Company having terms and conditions that would be obtained from the Company by an unaffiliated institutional investor at the time of such purchase pursuant to a public offering (such terms and conditions to be mutually agreed by the parties), provided that (i) such debenture will convert automatically into Class A Shares two years after the date of issuance, unless earlier converted at the option of the holder and (ii) the indenture relating to such debenture will contain the consent rights set forth in Section 2.6 and the termination provisions set forth in Sections 2.7 and 7.1.

               3.2. Consultation on Business Strategies. (a) The Company will regularly advise and consult with Investor as to the business of the Company and its Subsidiaries, which consultation will include the review of
(i) strategic, operating and financial plans, including plans for acquisitions and sales of cable television systems (both as they relate to owned and managed systems), (ii) equity, debt, joint venture and other financing strategies, (iii) business plans for operations, marketing and technology deployment and (iv) personnel, compensation and related decisions.

               (b) Each year, management of the Company will present to the Board for approval a business plan that includes the elements described in paragraph (a) of this Section 3.2.

               3.3. Obligation to Refer Business Opportunities. (a) Subject to the provisions of this Section 3.3, each of Investor, Jones and International will refer, and will cause each of their Subsidiaries to refer, to the Company business opportunities in the following lines of business:

                     (i) any business that is primarily engaged in a Core Business in the United States of America at such time,

                   (ii) any business that is primarily engaged in wireline local communications services (including exchange, access and value-added services, such as call waiting, call forwarding and similar services) in geographic markets in the United States where the Company does not own or operate a cable television or wireline local communications business at such time, and has a fair market value less than the then market capitalization (equity and long-term debt) of the Company at such time, and

                  (iii) such other businesses as may be agreed in writing by Investor and Jones from time to time.

The parties hereto acknowledge that the foregoing businesses do not include
(x) inter-active or multi-media services, or programming networks or (y) competitive access provider services similar to those provided by Jones Lightwave, Ltd. and its Subsidiaries.

               (b) Investor, Jones and International will not, and will cause each of their Subsidiaries not to, purchase, finance or otherwise participate in the acquisition of a business described in paragraph (a) of this Section
3.3 (an "Opportunity") without first complying with the following procedures:

                     (i) The Person referring the Opportunity (an "Offering Party") will notify the Company of the Opportunity, and deliver to the Company a report setting forth in reasonable detail the material terms and conditions of such Opportunity.

                     (ii) The Company will then promptly convene a special meeting of the Board to consider whether the proposed Opportunity is in the best interests of the Company.

                     (iii) If the Board determines that the Company should pursue the Opportunity, the Company will so notify the Offering Party (and each of Jones and Investor), and thereafter none of the Offering Party, any Bell International Group Entity (or a Subsidiary thereof) nor any JI Group Entity will pursue, or participate in, such Opportunity, provided that the Offering Party will be free to pursue, or participate in, such Opportunity if (A) the Company is unable to raise financing in respect of such Opportunity (unless the Offering Party is a Bell International Group Entity (or a Subsidiary thereof) and Investor exercised its consent rights under Section 2.6 in respect of any such proposed financing, in which case the Offering Party may not pursue or participate in such Opportunity), (B) the Company is unable to pursue or participate in such Opportunity because a law, rule or regulation of a Governmental Authority prevents (or materially restricts) the participation by the Intercable Group in such Opportunity or (C) the Company otherwise subsequently elects not to pursue, or participate in, such Opportunity. Nothing in this subparagraph (iii) will affect the consent rights of Investor in Section 2.6.

                     (iv) If the Board fails to approve the pursuit by the Company of an Opportunity or the Company otherwise elects not to pursue such Opportunity, the Offering Party will be free to pursue such Opportunity without any further obligation to the Company, provided that the Offering Party may not pursue, or participate in, any such Opportunity if (A) the Offering Party is a Bell International Group Entity (or a Subsidiary thereof) and Investor exercised its consent rights under Section 2.6 in respect of such Opportunity or (B) the Offering Party is a JI Group Entity and a majority of the Jones Nominees that are not Independent Directors voted against the pursuit by the Company of such Opportunity.

               (c) Each Shareholder agrees to keep confidential (as provided in Section 3.10) any Opportunities that it receives notice of pursuant to this
Section 3.3. If an Offering Party is permitted to pursue an Opportunity pursuant to this Section 3.3, Shareholders that are not Affiliates of such Offering Party, and Subsidiaries of such Shareholders, will not be permitted to pursue, or participate in, such Opportunity unless they lawfully acquire knowledge of such Opportunity from sources other than the Offering Party or an Affiliate of such Offering Party. In the event an Opportunity is offered by a Bell International Group Entity (or a Subsidiary thereof), and Investor elects to exercise its consent rights under Section 2.6 in respect of such Opportunity, the JI Group Entities will be free to pursue such Opportunity.

               (d) The Company will use reasonable efforts to keep Investor and Jones informed as to the geographic markets served by the cable television and wireline local communications businesses owned or operated by the Intercable Group Entities.

               (e) The provisions of this Section 3.3 will terminate on the Option Termination Date.

               3.4. Supplier Arrangements. The Company will give Investor, International and their respective Affiliates the first opportunity to supply services, compatible network equipment and systems to the Company on competitive terms and conditions which will, at the Company's discretion, be made pursuant to competitive bidding or other processes. Nothing herein will adversely affect the Company's ability to obtain services, equipment and systems on open and competitive terms.

               3.5.  Programming Services.         Notwithstanding any other
provision in this Agreement to the contrary: (a) The JI Group Entities shall have the right to distribute, on a full-time (or, if requested from time to time by Jones or International, part-time, to be extended or restored, as applicable, to full-time upon his or its request), daily basis, programming packaged (as opposed to brokered) by, created by or created primarily for a JI Group Entity ("Jones Programming") on such number of channels (not to exceed six at any one time) on the Systems as Jones or International may designate from time to time (with the Mind Extension University programming to be carried on a VHF channel (i.e., channel 2 through 12)). The Bell International Group Entities shall have the right to distribute, on a full-time (or, if requested from time to time by Investor, part-time to be extended or restored, as applicable to full time upon Investor's request), daily basis, programming packaged (as opposed to brokered) by, created by or created primarily for a Bell International Group Entity ("Investor Programming") on such number of channels (not to exceed two at any one time) on the Systems as Investor may designate from time to time.

               (b) Prior to exercising its distribution right with respect to any programming under this Section 3.5, the relevant JI Group Entity or Bell International Group Entity (each a "Programmer") will present to the Board a reasonably detailed business plan that, among other things, describes (i) the general content of such programming, (ii) the marketing strategy for such programming, including service level (such as basic, tier or a la carte) and
(iii) pricing for such service levels. The Jones Programming and the Investor Programming shall be carried and priced by the Intercable Group Entities on such level or levels of services as such programming is intended to be carried under the business plan for such programming.

               (c)   Notwithstanding the rights granted pursuant to paragraph
(a) above:

               (i) the Intercable Group Entities shall not be required to delete from any System any programming acquired from any third-party programmer prior to the expiration of the term of the program carriage agreement with such third-party programmer in order to carry any Investor Programming or Jones Programming,

               (ii) in the event there is insufficient channel capacity to carry Jones Programming or Investor Programming, carriage of such Jones Programming or Investor Programming on a System shall be given priority over any third party programming not then carried by such System and over any third party programming then carried by the System at such time as the initial or then current renewal term, as applicable, is scheduled to expire, provided that (x) such priority shall not apply to off-air programming carried by the four major broadcast networks or as mandated by law, or the 20 most widely viewed third party programs as then carried by the System at the time as reported by Cablevision magazine, and (y) in addition to the foregoing requirements, the Company shall use its reasonable best efforts to add Jones Programming and Investor Programming to the Systems whenever opportunities to do so arise,

               (iii) in the event there is insufficient channel capacity to carry both the Jones Programming and Investor Programming, Jones Programming will be given priority over carriage of Investor Programming,

               (iv) Jones, International and Investor, as the            case
         may be, shall give the Company at least four months' prior notice of any proposed commencement or termination of use of any channel and

               (v) the Bell International Group Entities shall            have
         no rights under this Section 3.5 to distribute programming that has substantially similar content as any Jones Programming.

               (d) During the Validation Period (as defined herein), the license fee payable by the Intercable Group Entities for any unit of Jones Programming (excluding Mind Extension University, Health Care Network, Jones Computer Network and Product Information Network) or Investor Programming ("New Programming") shall be such license fee as the Programmer establishes in good faith based on its reasonable estimate of the market value of such New Programming. A Programmer shall notify the Company and the Independent Directors in writing promptly following the end of the Validation Period whether the Programmer has entered into an agreement providing for (a) the distribution of such New Programming by a cable television operator or other distributor of video programming (a "Distributor") having at least 400,000 subscribers ("Validating Distributor") and (b) the payment of a license fee by such Validating Distributor at a rate equal to or greater than the license fee payable by the Intercable Group Entities ("Validating Programming Agreement"). If no Validating Programming Agreement has been entered into during the Validation Period, the Company or any Independent Director may, by written notice given within sixty (60) days after receipt by the Company and the Independent Directors of the above-referenced notification, require that such Programmer reduce the license fee payable by the Intercable Group Entities for such New Programming to the greater of (i) a license agreement approved by the Independent Directors, (ii) the average license fee charged by the applicable Programmer to all Distributors for such New Programming and (iii) the Agreed Rate in effect at such time. For purposes of this Section 3.5, "Agreed Rate" means, at any time, the rate set forth in the Affiliate Agreement between Mind Extension University, Inc. and the Company dated December 28, 1993, as amended as of June 1, 1994. Thereafter, the license fee payable by the Intercable Group Entities for such New Programming shall be subject to such adjustments as are similar to adjustments in the license fee permitted by the Validating Programming Agreement or, if there is no such agreement in effect, by the programming agreement pursuant to which such New Programming is carried by the largest Distributor serving fewer than 400,000 subscribers. A Programmer may elect at any time to terminate carriage of such unit of New Programming upon not less than ninety days prior written notice to the Company if it does enter into a Validating Programming Agreement during the Validation Period. "Validation Period" shall mean, as to any New Programming, the fifteen (15) month period commencing with the first month with respect to which a license fee is payable by an Intercable Group Entity for the right to distribute such New Programming.

               (e) The Intercable Group Entities shall carry Jones Programming and Investor Programming on the Systems for a period of 15 years after the date hereof (or the expiration date of the applicable programming agreement with the Company) in accordance with this Section 3.5, provided that if Investor does not purchase the Optioned Shares pursuant to the Option Agreements, the rights of the Bell International Group Entities will terminate on the Option Termination Date.

               (f) No JI Group Entity nor any Bell International Group Entity may sell or assign (other than to an Affiliate) its unused right of distribution to the Systems pursuant to this Section 3.5, provided that in the event any Programming is being distributed pursuant to this Section 3.5, such Programming will continue to have the distribution rights provided herein if the relevant JI Group Entity sells or assigns (i) any network or networks carried on a System or any such Programming or (ii) any entity directly or indirectly owning or controlling such network(s) or Programming. In the event of any such sale or assignment by a JI Group Entity or a Bell International Group Entity, the continuing distribution rights of such Programming will count towards the number of channels permitted to be designated by such JI Group Entity or Bell International Group Entity pursuant to paragraph (a) above.

               (g) Each of Investor and International shall use reasonable best efforts to cause its designees to the Board, subject to their fiduciary duties under applicable law as advised by counsel, to approve the carriage by the Intercable Group Entities of the other party's Programming in accordance with this Section 3.5.

               3.6. Transactions with Affiliates. (a) Investor acknowledges that prior to the date hereof certain services have been provided by the Intercable Group Entities to the JI Group Entities and by the JI Group Entities to the Intercable Group Entities. Investor agrees that the services described in the Affiliate Agreements or the Current SEC Filings (as defined in the Stock Purchase Agreement) may continue to be provided for a period of eight years following the date hereof, on terms and conditions consistent with those described in such Current SEC Filings or as set forth in the Related Agreements.

               (b) Except for transactions described in Section 3.5 or paragraph (a) of this Section 3.6, or undertaken pursuant to the terms of the Related Agreements or the Affiliate Agreements, each Shareholder agrees that neither it nor any of its Affiliates will engage in any transaction, or enter into, amend in any material respect or renew any agreement, with an Intercable Group Entity unless the material terms of such transaction are fully and fairly disclosed to the Board, and approved by a majority of the Unrelated Directors.

               (c) For purposes of this Agreement "Unrelated Directors" means:

                     (i) in the case of a transaction or agreement between an Intercable Group Entity and a JI Group Entity, the three Investor Nominees and the three Joint Nominees,

                   (ii) in the case of a transaction or agreement between a BCE Group Entity and an Intercable Group Entity, the directors that are not Investor Nominees, and

                  (iii) in the case of a transaction or agreement among an Intercable Group Entity, a JI Group Entity and a BCE Group Entity, the directors that are Independent Directors.

               3.7. Information. (a) The Company will permit Investor (or a representative of Investor) to visit and inspect any of the properties of any Intercable Group Entity, including the books of account and other records of such Intercable Group Entity (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the relevant officers and, after notice to the Company, its independent public accountants and counsel, all at such reasonable times and as often as Investor may reasonably request.

               (b) As soon as available and in any event within 45 days after the close of each quarterly accounting period ending after the date hereof, the Company will deliver to Investor the consolidated balance sheet of the Company as of the end of such quarterly period, and the related consolidated statements of income, shareholders' equity and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Chief Financial Officer of the Company to have been prepared in accordance with generally accepted accounting principles (subject to normal year-end audit adjustments).

               (c) As soon as available and in any event within 90 days after the close of each fiscal year of the Company, the Company will deliver to Investor the consolidated balance sheet of the Company as of the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, and certified by Arthur Andersen & Co., or other independent certified public accountants of recognized national standing to have been prepared in accordance with generally accepted accounting principles in the United States.

               (d) The Company will provide Investor with such assistance as Investor reasonably requests from officers, employees and auditors of the Company to enable Investor to account for its investment in the Company in its financial statements, including assistance in the calculation and presentation of any adjustments required to reflect generally accepted accounting principles in Canada.

               (e) The Company will furnish to Investor copies of (i) all reports, registration statements, proxy statements or other filings made by an Intercable Group Entity with the SEC, promptly after any such filing and (ii) all reports, notices or other written communications (other than routine correspondence and responses to routine inquiries) sent to holders of equity or debt securities of, or lenders to, the Company, promptly after any such communications are sent.

               3.8. Preemptive Rights. (a) The Company hereby grants to Investor the preemptive right to purchase Investor's Ownership Percentage of any New Securities which the Company may propose to sell or otherwise issue from time to time (other than Class A Shares issued pursuant to any Convertible Debt or Convertible Debentures). The procedures described in this
Section 3.8 do not apply to purchases of Class A Shares by Investor pursuant to Section 3.1. Investor may exercise its preemptive right with respect to any or all of the New Securities offered to Investor pursuant to this Section 3.8.

               (b) In the event the Company proposes to sell or otherwise issue any New Securities it shall give Investor not less than 30 days' prior written notice (a "Rights Notice") of its intention, describing the material terms of the proposed sale, including the type of New Securities proposed to be issued, the manner of sale and a range of proposed prices and number of shares (including over-allotments) or other securities to be sold or issued. If the New Securities are traded, or proposed to be traded, on a national securities exchange, the high and low end of such range will be no greater than 110%, or lower than 90%, of the midpoint. Investor shall have 20 days (10 days in the case of New Securities to be offered by the Company pursuant to a shelf registration statement) from the date of receipt of a Rights Notice to agree to purchase up to Investor's Ownership Percentage of such New Securities, by delivery of written notice to the Company. If the Company determines that the price or number of New Securities to be sold or issued is not within the range specified in the Rights Notice, or that there have been other material changes to the transaction described in the Rights Notice, the Company will promptly deliver an amended Rights Notice to Investor, setting forth the revised ranges for the price and number of securities to be offered, or any other revised material terms. Investor will have 10 Business Days after receipt of any such amended Rights Notice to agree to purchase up to its Investor's Ownership Percentage of such New Securities, upon the revised terms and conditions set forth in the amended Rights Notice, by delivery of a written notice to the Company.

               (c) In the case of any New Securities sold for cash, the price for any New Securities purchased by Investor pursuant to this Section
3.8 will be the proceeds received by the Company in connection with such sale, net of selling commissions and underwriters discounts. In the case of any issuance of New Securities for consideration other than cash, including issuances in connection with an acquisition of a business (a "Special Issue"), the price at which Investor shall purchase such New Securities shall be the Market Value of such New Securities, calculated as described in paragraph (h) below where the applicable "Trigger Date" is the tenth trading day immediately after the public announcement of the agreement giving rise to the Special Issue (or if there is no public announcement the date the transaction agreement is executed and delivered). In the case of a Special Issue, Investor shall have five Business Days after the determination of the Market Value to determine whether or not to purchase Investor's Ownership Percentage of such New Securities.

               (d) Except as otherwise contemplated by this Agreement, any New Securities purchased by Investor under this Section 3.8 will be purchased pursuant to the same terms and conditions as such New Securities are issued to third parties, provided that so long as Investor is using its reasonable efforts to consummate the closing promptly, Investor may postpone such closing until such time as the Purchase Conditions have been satisfied or waived by Investor, provided further that if such Purchase Conditions have not been satisfied or waived within 90 days after the third party closing, Investor's rights to purchase such New Securities hereunder will terminate and the Company will be free to sell such New Securities without regard to Investor's rights under this Section 3.8.

               (e) In the event Investor fails to exercise its preemptive right in accordance with the terms of this Section 3.8, the Company shall have 120 days after the latest of (i) 20 days after delivery of a Rights Notice,
(ii) 10 Business Days after delivery of an amended Rights Notice, (iii) if applicable, the expiration of the five Business Day period described in paragraph (c) above, or (iv), if applicable, 20 days after the expiration of the 90 day period referred to in Section 3.8(d), to sell, or enter into an agreement to sell (containing customary conditions), the New Securities proposed to be sold in the Rights Notice (or the amended Rights Notice), at a price and upon general terms no more favorable to the purchasers thereof than specified in such notice. In the event the Company has not sold, or entered into such an agreement to sell, such New Securities prior to or within said 120-day period, the Company shall not thereafter issue or sell any such New Securities without first offering such securities to Investor in the manner provided above.

               (f) In the case of Employee Options granted by the Company, Investor's preemptive rights will be exercisable following each calendar year. Promptly after December 31 of each calendar year, the Company will deliver to Investor a list of the Employee Options granted during such calendar year.
For a period of 30 days after receipt of such list, Investor will have the right to purchase from the Company a number of Class A Shares equal to the product of (i) the highest level of Investor's Ownership Percentage during the calendar year in question and (ii) the aggregate number of Class A Shares into which such Employee Options are exercisable. The purchase price for such purchases of Class A Shares will be the Market Value of the Class A Shares, calculated as described in paragraph (h) below where the applicable "Trigger Date" is December 31 of the calendar year in question.

               (g) All sales pursuant to this Section 3.8 shall be made pursuant to arrangements reasonably determined by the Company in order to ensure compliance with the Securities Act.

               (h) For purposes of this Agreement, "Market Value" of a share of any security means the average of the daily closing prices on the NASDAQ National Market System (or other principal exchange on which shares of such security is listed or approved for trading) for the shares of such security for the 20 consecutive trading days immediately prior to the applicable Trigger Date. The daily closing price for each such trading day shall be the closing price, if reported, or, if the closing price is not reported, the average of the closing "bid" and "asked" prices as reported by NASDAQ (or other principal exchange). If the daily closing price per share of such New Security is determined during a period following the declaration of a dividend, distribution, recapitalization, reclassification or similar transaction, then the Market Value shall be properly adjusted to take into account ex-dividend trading.

               (i) In the event that a New Security is not traded on a national securities exchange, promptly after delivery of a Rights Notice Investor and the Company shall in good faith negotiate the Market Value of such New Security. If they are unable to reach agreement within 10 Business Days, each of Investor and the Company shall promptly select a nationally recognized independent investment banking firm to determine the Market Value of such New Security. If 20 Business Days after their selection such firms cannot agree as to such Market Value, within 10 Business Days they shall mutually select a third nationally recognized independent investment banking firm which shall be engaged to make such determination, which Market Value shall be within the range of values suggested by the two investment banking firms. Such third investment banking firm shall make such determination by written notice to Grantor and Purchaser within 20 Business Days of its engagement and its judgment as to all matters relating to its determination shall be binding upon the parties hereto. Each party will pay the fees and expenses of the initial investment banking firm hired by such party. The fees and out-of-pocket expenses of the third investment banking firm shall be paid equally by the Company and Investor.

                (j) For purposes of this Agreement, "Purchase Conditions" means:

                     (i) The waiting period (including any extension thereof resulting from additional inquiries, if any) under the HSR Act applicable to the purchase by Investor of the subject securities shall have expired or been earlier terminated.

                   (ii) All other actions by, in respect of or filings with any Governmental Authority required to permit the consummation of the closing shall have been taken or obtained, as the case may be, and shall be in full force and effect.

                  (iii) There shall not then be in effect any applicable law, rule or regulation or any judgment, injunction, order or decree that has one or more of the effects described in clauses (a), (b) or
         (c) of the following paragraph (iv).

                   (iv) There shall not then be instituted or pending any action or proceeding before any federal or state court or other Governmental Authority brought by a Governmental Authority challenging the consummation of the closing or seeking to (a) prevent Investor (or its agent) from exercising the Control Option, (b) require Investor (or its agent) to divest, or otherwise limit Investor's ability to exercise full rights of ownership over, the shares of Capital Stock owned by Investor and its Affiliates, the Control Option or the Optioned Shares or (c) require, after the exercise of the Control Option, the Intercable Group to divest any material business or assets or would impose a material limitation on the conduct of Intercable Group's business, provided that any actions or proceedings having the effect described in clause (a) or (b) will be based on the business or assets of Investor or its Affiliates (and not an agent thereof).

                    (v) The Intercable Group Entities shall have received all material third party consents, if any, required to be obtained in connection with the closing, in each case in form and substance reasonably satisfactory to Investor.

               3.9. Registration Rights. The Company grants to Investor and each other BCE Group Entity that has agreed to be bound by the terms of this Agreement the registration rights set forth in Exhibit A, which registration rights apply to all shares of Capital Stock owned by Investor and any BCE Group Entity (including the 2,500,000 shares described in the first Whereas clause). If Investor exercises the Control Option, the Company will grant to the JI Group Shareholders registration rights on the same terms and conditions as the rights set forth in Exhibit A. The Registration Rights Agreement dated as of March 25, 1994 between Investor and the Company is hereby terminated.

               3.10. Confidentiality. Each party to this Agreement will hold in confidence and not use, and will use its reasonable efforts to cause its respective Affiliates, shareholders, officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold in confidence and not use, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information received from the other parties to this Agreement (and Affiliates of such other parties) in connection with any information exchange contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known by such party on a nonconfidential basis, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired by such party on a non-confidential basis from sources other than another party to this Agreement (or an Affiliate of such other party). The obligation of each party to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

               3.11. Certain Brokerage Fees. The parties hereto acknowledge that any brokerage or similar fees payable pursuant to the partnership agreements of the Cable Partnerships will be paid to an Intercable Group Entity. The provisions of this Section 3.11 will terminate on the Option Termination Date if Investor does not exercise the Control Option.

               3.12. Purchases of Additional Shares of Capital Stock. (a) After the Closing, the Bell International Group Entities and the JI Group Entities shall be entitled to purchase additional shares of Capital Stock in the open market or otherwise, and the Company will not interfere with or otherwise take action to restrict such purchases, provided that in the event any BCE Group Entity proposes to take an action that would increase Investor's Ownership Percentage above 79%, Investor will conduct (or cause another BCE Group Entity to conduct) (i) a Qualifying Tender Offer or (ii) a Qualifying Merger to implement such increase.

               (b) Prior to or on the tenth anniversary of the Option Termination Date, "Qualifying Tender Offer" means a tender offer that has the following elements: (i) the offer is for all of the outstanding shares of Capital Stock not owned by a BCE Group Entity, (ii) the offer is for cash,
(iii) the offeror has received a written opinion from a nationally recognized investment bank that such price is fair to the holders of Capital Stock from a financial point of view, (iv) the offer has a minimum condition that 51% of the outstanding shares of Capital Stock not owned by a BCE Group Entity shall have been validly tendered and (v) the offer will provide that it will be extended for ten Business Days after the offeror has publicly announced that such minimum condition has been satisfied. After the tenth anniversary of the Option Termination Date, "Qualifying Tender Offer" means a tender offer for all of the outstanding shares of Capital Stock not owned by a BCE Group Entity.

               (c) Prior to the time that Investor or its Affiliates have purchased shares of Capital Stock pursuant to a Qualifying Tender Offer, "Qualifying Merger" means a merger or similar transaction that has been approved by (i) a majority of the members of a special committee consisting of all the Independent Directors (which special committee may hire outside advisors if it so chooses) and (ii) the holders of a majority of the shares of Capital Stock not beneficially owned by a BCE Group Entity. After Investor or any of its Affiliates have purchased shares of Capital Stock pursuant to a Qualifying Tender Offer, "Qualifying Merger" means a merger or similar transaction.

               (d) The parties hereto acknowledge that in the event the JI Group Entities elect not to purchase the Control Option pursuant to Section 7.2(b) of the Option Agreements, the Company will be given the opportunity to make such purchase on the same terms and conditions as the JI Group Entities under such Section 7.2(b).

               3.13 Termination of Article III. (a) The provisions set forth in Section 3.1, 3.3, 3.5, 3.9, 3.11, 3.12 will terminate as provided therein.

               (b) The provisions of Sections 3.2, 3.4, 3.6, 3.7 and 3.8 will terminate on the Event Date.

               (c) The provisions of Section 3.10 will survive any termination of this Agreement.


                                  ARTICLE IV

                  TRANSFER RESTRICTIONS AND OFFER PROCEDURES

               4.1. Transfer Restrictions. (a) No Bell International Shareholder and no JI Group Shareholder will Transfer any shares of Capital Stock or New Securities to an Affiliate of such transferor unless such Affiliate has agreed to be bound by the terms of this Agreement as a Shareholder and has delivered an executed counterpart of this Agreement to the Company, Jones and Investor, provided that after the Option Termination Date this Section 4.1 will apply only to Transfers of shares of Common Stock.

               (b) During the Option Period, without the consent of Investor each of Jones and International will not, and will cause each other JI Group Entity not to, sell any Class A Shares or Common Shares that are not Optioned Shares except (i) to other JI Group Entities pursuant to paragraph (a) above,
(ii) to Jones Family Members that have agreed to be bound by the terms of this Agreement as a JI Shareholder, (iii) pursuant to pledges to financial institutions to secure bona fide borrowings by such JI Group Entity (provided that any foreclosure transferee's interest in such shares will be subject to the provisions of this Agreement), (iv) to BCE Group Entities or (v) pursuant to the procedures set forth in Section 4.2. Nothing in this paragraph (b) will be construed as restricting a JI Group Entity from making gifts to charitable institutions, family members or other Persons.

               (c) If Investor does not purchase the Control Option pursuant to the Option Agreements, between the Option Termination Date and an Event Date no JI Group Shareholder will Transfer any shares of Common Stock to a Person that is not a JI Group Entity or a BCE Group Entity unless (i) such Transfer is pursuant to an underwritten public offering or Rule 144 promulgated under the Securities Act, (ii) such transferee has agreed to be bound by the terms of this Agreement as if such transferee was a JI Shareholder and has delivered an executed counterpart of this Agreement to the Company and Investor or (iii) such Transfer is pursuant to a pledge to a financial institution to secure bona fide borrowings by such Person (provided that any foreclosure transferee's interest in such shares of Common Stock will be subject to the provisions of this Agreement). In addition to the foregoing, during such period of time the JI Group Entities may Transfer up to an aggregate of 200,000 Common Shares to charitable institutions and pursuant to gifts; to the extent any such Transfers exceed 50,000 individually or 200,000 in the aggregate, such Transfers may only be made if the charitable institution or donee agrees to be bound by the terms of this Agreement as a JI Shareholder.

               (d) Any attempt by a JI Group Entity or a Bell International Group Entity to effect a Transfer of shares of Capital Stock (including the Optioned Shares) not in compliance with the terms of this Agreement and the Option Agreements shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company's stock records to such attempted Transfer.

               4.2. Sales of Class A Shares by Jones. (a) During the Option Period, the JI Group Entities may sell up to an aggregate of 15,000 Class A Shares in any single calendar month without any obligation to offer such shares to Investor.

               (b) During the Option Period, if any JI Group Entity wishes to sell (x) a number of Class A Shares that, when added to the sales of all JI Group Entities during such calendar month, exceeds 15,000 or (y) any Common Shares that are not Optioned Shares, such sale shall be made pursuant to the following procedures:

                     (i) The relevant JI Group Entity (the "Offeror") shall deliver to Investor an irrevocable written notice in the form attached hereto as Exhibit B (the "Sale Offer Notice") specifying the number of Class A Shares or Common Shares offered for sale by such Offeror (the "Offered Shares") and the average of the closing "bid" and "asked" prices for Class A Shares or Common Shares, as the case may be, as reported by the NASDAQ for the Business Day immediately preceding the Business Day on which the Sale Offer Notice is delivered (the "Offer Price"). During the Offer Period (as defined below), Investor will have the right to purchase (at its election) 100% or 50% of the Offered Shares at a price per share equal to the Offer Price by delivery to the Offeror of a written notice in the form attached hereto as Exhibit C (the "Purchase Notice"). For purposes of this Section 4.2, the "Offer Period" means the period beginning at the time Investor receives the Sale Offer Notice and ending 24 hours after such time, provided that the Offer Period will end five
         Business Days after such time if the sum of (x) the aggregate proposed purchase price of the Offered Shares and (y) any other amounts paid by Investor to any JI Group Entity pursuant to this
         Section 4.2 during the 30 days immediately preceding delivery of the Sale Offer Notice, exceeds $10,000,000.

                   (ii) If Investor fails to deliver a Purchase Notice to the Offeror on or prior to the expiration of the Offer Period, the Offeror will have the right, for a period of 30 calendar days after receipt of the Sale Offer Notice, to sell the Offered Shares in the open market or to any Person that is not primarily engaged in the cable television or telecommunications business in the United States, Canada or Mexico.

                  (iii) If Investor timely delivers a Purchase Notice to the Offeror, (x) the closing for the purchase and sale of the Offered Shares covered by such Purchase Notice will take place five Business Days after the delivery of such Purchase Notice pursuant to the procedures set forth in Section 4.4, provided that Investor will have 30 days to close such purchase in cases where the Offer Period is five Business Days, (y) the Offeror will have the right to sell any remaining Offered Shares (A) to any person that is not primarily engaged in the cable television or telecommunications business in the United States, Canada or Mexico or (B) in the open market and (z) Investor will purchase in the open market a number of Class A Shares equal to the number of Offered Shares purchased pursuant to such Purchase Notice, at a price per share not to exceed the Offer Price to the extent such Class A Shares are available for purchase at such price during the 60 calendar days after the delivery by Investor of a Purchase Notice.

             (c) Notwithstanding the foregoing, without Investor's prior written consent during the Option Period the JI Group Entities may not sell more than 900,000 Class A Shares in the aggregate during any period of twelve consecutive calendar months, calculated on a cumulative basis and adjusted for prior sales of Class A Shares by the JI Group Entities. If the JI Group Entities wish to sell more than an aggregate of 900,000 Class A Shares in any such twelve month period for tax, estate planning or other unanticipated bona fide liquidity needs, the JI Group Entities will have the right to sell such Class A Shares; Jones and such JI Group Entity will consult with Investor and the Company as to the proposed plan of distribution and such JI Group Entity shall use its reasonable best efforts to develop a plan of orderly disposition of such Class A Shares. Such plan shall take into account any projected offerings by the Company of Capital Stock during the next 12 month period.

               4.3. Purchases of Class A Shares by Bell International Group Entities. During the Option Period, the Bell International Group Entities may purchase up to an aggregate of 15,000 Class A Shares in any single calendar month without any obligation to offer to purchase such Class A Shares from any other Shareholder. During the Option Period, if any Bell International Group Entity wishes to purchase a number of Class A Shares that, when added to the purchases of all Bell International Group Entities during such calendar month, exceeds 15,000, Investor or the relevant Bell International Group Entity (the "Purchaser") will first offer to purchase of such Class A Shares from Jones (or any JI Group Entity designated by Jones) pursuant to the following procedures:

                     (i) Purchaser shall deliver to Jones an irrevocable written notice in the form attached hereto as Exhibit D (the "Purchase Offer Notice") specifying the number (the "Purchase Number") of Class A Shares that Purchaser is offering to purchase, and the average of the closing "bid" and "asked" prices for Class A Shares as reported by NASDAQ for the Business Day immediately preceding the Business Day on which the Purchase Offer Notice is delivered (the "Proposed Price"). For a period of 48 hours after receipt of a Purchase Offer Notice, Jones (and any JI Group Entity designated by Jones) will have the right to sell to Purchaser an aggregate number of Class A Shares equal to (but not less than) the Purchase Number, at a price per share equal to the Proposed Price, by delivery to Investor of a written notice in the form attached hereto as Exhibit E (the "Sale Notice").

                   (ii) If Jones (or his designee) fails to deliver a Sale Notice to Purchaser prior to the expiration of the 48 hour time period specified in paragraph (i), Purchaser will have the right, for a period of 30 calendar days after delivery of the Purchase Offer Notice, to purchase a number of Class A Shares equal to or less than the Purchase Number.

                  (iii) If Jones (or his designee) timely delivers a Sale Notice to Purchaser, (x) the closing for the purchase and sale of the Class A Shares will take place five Business Days after delivery of such Sale Notice pursuant to the procedures set forth in Section 4.4 and (y) Purchaser will purchase in the open market a number of Class A Shares equal to the Purchase Number at a price per share not to exceed the Proposed Price to the extent such Class A Shares are available for purchase at such price during the 60 calendar days after the receipt by Investor of a Sale Notice.

               4.4. General Offer Procedures. (a) The delivery of a Purchase Notice or a Sale Notice will constitute a contract between the relevant Bell International Group Entity and the relevant JI Group Entity for the purchase and sale of (i) in the case of a Purchase Notice, the Offered Shares at a price per share equal to the Offer Price, and (ii) in the case of a Sale Notice, a number of Class A Shares equal to the Purchase Number at a price per share equal to the Proposed Price.

               (b) So long as Investor is using its reasonable efforts to consummate a closing under this Article IV promptly, Investor may postpone a closing pursuant to Section 4.2 (but not Section 4.3) until such time as the following conditions have been satisfied or waived by Investor:

                     (i) The waiting period (including any extension thereof resulting from additional inquiries, if any) under the HSR Act applicable to the purchase by Investor of the subject securities shall have expired or been earlier terminated.

                   (ii) All other actions by, in respect of or filings with the Federal Communications Commission (or similar federal agency), if any, required to permit the consummation of the closing shall have been taken or obtained, as the case may be, and shall be in full force and effect.

               (c) Notwithstanding the foregoing, if the Purchase Conditions have not been satisfied or waived within 40 days after the delivery of a Purchase Notice, the relevant Offeror will be free to sell the Offered Shares without restriction.

               (d) The purchase price for any Class A Shares purchased pursuant to Sections 4.2 or 4.3 will be paid by wire transfer in immediately available funds to a bank account designated by the relevant JI Group Entity not less than three Business Days prior to closing, provided that upon the mutual agreement of Investor and such JI Group Entity all or a portion of the purchase price may be paid in shares of common stock of BCE Inc. or another BCE Group Entity.

               (e) At any closing hereunder, the relevant JI Group Entity will deliver to Investor good and valid title to the Class A Shares or other shares of Capital Stock being sold, free and clear of any Lien.

               (f) The parties hereto recognize that the offer periods in Sections 4.2 and 4.3 are short and that written communications will be delivered by facsimile transmission. Any party delivering a notice pursuant to Sections 4.2 and 4.3 will use reasonable efforts to contact by telephone a representative of the other party to notify him or her of the content of such notice.

               4.5 Termination of Article IV. The provisions of Sections 4.2, 4.3 and 4.4 will terminate on the Option Termination Date and the provisions of Section 4.1 will terminate as provided therein.


                                   ARTICLE V

                              PROVISIONS RELATING
                             TO THE CONTROL OPTION

               5.1. Issuances of Common Shares During the Option Period. (a) During the Option Period, without the prior written consent of Investor the Company will not sell or otherwise issue any Common Shares, or grant any rights that are, or may become, exercisable to purchase, or convertible or exchangeable into, Common Shares except (i) pursuant to employee options granted to Glenn R. Jones or (ii) to Investor.

               (b) During the Option Period, Investor will have the right to purchase (or cause to be purchased) an option on any Common Shares, or any options to purchase Common Shares, owned by any JI Group Entity, on the same terms and conditions as set forth in the Option Agreements, provided that Investor (or its agent) shall purchase (or cause to be purchased) such option no later than 30 days after receipt by Investor (or its agent) of a notice from a JI Group Entity that it owns, or has options to purchase, any Common Shares that are not Optioned Shares.

               5.2.  Consents and Approvals For Exercise of Control Option.
(a) During the Option Period, the Company, Investor and Jones will, and to the extent necessary will cause their respective Subsidiaries, counsel and other advisors to, cooperate in identifying, and from time to time at the request of Investor (or its agent) cooperate in obtaining, all consents and approvals of, giving all notices to, and making all filings required by any Intercable Group Entity with, any Governmental Authority organized within a country where the Intercable Group conducts business or third party that are necessary in connection with the exercise by Investor of the Control Option.

               (b) During the Option Period, if any Intercable Group Entity renews an existing Franchise Agreement, or in connection with an acquisition seeks a consent or approval under a Franchise Agreement, the Company will use reasonable efforts at such time to obtain any consents or approvals that are required under such Franchise Agreement in connection with the exercise by Investor (or its agent) of the Control Option.

               (c) During the Option Period, the Company will not make, nor allow any Intercable Group Entity to make, a material acquisition without first (i) reviewing the likely effect of the exercise of the Control Option on any Franchise Agreements, contracts or other rights proposed to be acquired in connection with such acquisition and (ii) discussing the results of such review with a representative of Investor.

               (d) During the Option Period, without the prior written consent of Investor, no Intercable Group Entity will enter into a new credit (or other financing) agreement or other contract (other than Franchise Agreements) material to the Intercable Group if such agreement or contract contains a provision that would, as a result of the exercise by Investor (or its agent) of the Control Option, (i) require any consent or other action by any Person, (ii) give rise to an event of default, right of termination, cancellation or acceleration thereunder or (iii) cause a loss of any material benefit to which an Intercable Group Entity is entitled.

               5.3. Further Assurances. In the event Investor (or its agent) exercises its right to purchase the Optioned Shares, the Company, Jones, International and Investor (or its agent) will each execute and deliver or cause to be executed and delivered all further documents and instruments and use their reasonable efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the exercise of the Control Option and the purchase of the Optioned Shares, and to enable Investor (or its agent) to thereafter enjoy all benefits and rights in respect of the Optioned Shares, provided that this Section 5.3 will not apply to approvals that Investor and its Affiliates may need from Governmental Authorities in Canada or in any country in which the Company does not conduct business.

               5.4. No Proxies or Encumbrances on Optioned Shares. Except as contemplated by this Agreement and the Option Agreements, without the consent of Investor (or its agent) no JI Group Entity will, directly or indirectly, (i) grant any proxies (other than a revocable proxy granted in connection with a meeting of stockholders) or enter into any voting trust or other agreement or arrangement with respect to the voting of any Optioned Shares, (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Optioned Shares or (iii) seek or solicit any transaction or arrangement described in clauses (i) and (ii). Jones or International will notify Investor promptly (and provide all details reasonably requested by Investor) if Jones or International is approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing. Nothing herein shall be deemed to prevent or restrict Jones, International or any other JI Group Entity from voting the Optioned Shares in its sole discretion on all matters, except as otherwise agreed in this Agreement.

               5.5. Deemed Exercise. For all purposes of this Agreement, Investor will be deemed to have exercised the Control Option and purchased the Optioned Shares if a financial institution acting as agent of Investor exercises the Control Option and purchases the Optioned Shares pursuant to the terms of the Option Agreements.

               5.6. Trading in Class A Shares. Neither Investor, Jones, International nor the Company, nor any of their respective Subsidiaries, nor any Persons acting on behalf or at the direction of such Persons, shall purchase or sell, or cause to be purchased or sold, any Class A Shares during any period during which they know that "Market Value" is being determined pursuant to the Option Agreements.
               5.7. Certain Information. (a) Investor (or any of its successors) will notify the Company and Jones if any equity interests in Investor become owned by any Person that is not a BCE Group Entity. Jones will notify Investor if any equity interests in International (or any of its successors) become owned by a Person that is not a JI Group Entity.

               (b)   Following the end of the applicable fiscal year:

               (i) Investor will deliver to International its audited financial statements,

             (ii) International will deliver to Investor a certificate stating that its assets exceeded its liabilities at the end of such fiscal year, that it is paying its obligations when due and that it is not aware of any circumstance that is likely to give rise to a Jones Bankruptcy Event (as defined in the Option Agreements) during the immediately succeeding fiscal year.


               5.8   Covenants of International and Jones.           (a)
International shall furnish to Investor such financial statements of International (if any) as are provided by International or Jones to an unrelated third-party purchaser or lender pursuant to a Major Financing Transaction. Such financial statements shall be provided to Investor promptly following their delivery to such purchaser or lender. A "Major Financing Transaction" means the sale, issuance or other transfer of shares representing twenty-five percent (25%) or more of the outstanding shares of common stock of International or the entering in to by International of credit facilities pursuant to which it may borrow $25,000,000 or more.

               (b) Jones shall, during his lifetime, maintain Control of International. For purposes of this Section 5.8, "Control" means (i) the ownership or control, directly or indirectly, of securities or other ownership interests having ordinary voting power to elect a majority of the board of directors of International, or (ii) the ownership or control of equity interests constituting at least fifty percent (50%) of the fair market value of all outstanding equity interests of International, or (iii) the possession, directly or indirectly, of the ability to direct or cause the direction of the management or policies of International, whether through the ownership of voting securities (even through such ownership may be of less than a majority of the outstanding voting securities) or by agreement or otherwise, provided that in the case of this subparagraph (iii) Jones and its Affiliates also owns, directly or indirectly, not less than twenty-five percent (25%) of the fair market value of all outstanding equity interests of International, or (iv) following a registered public offering of any of the shares of International, the ownership or control of securities or other ownership interests representing at least twenty-five percent (25%) of the votes entitled to be cast for the election of directions, provided that in the case of this subparagraph (iv), Jones and his Affiliates own, in the aggregate, more voting securities in International than any other shareholder.

               (c) International shall not distribute to its shareholders any Extraordinary Dividends.

               (d) Transactions between International and its Affiliates (other than its Subsidiaries) shall be on terms comparable to those International would obtain in an arms'-length transaction with a Person that is not an Affiliate or, if on terms that are not so comparable, the additional cost thereof to International ("Additional Costs"), when added to the amount of all Distributions, shall not, in the aggregate, exceed the Allowed Amount.

               (e) International will give Investor prompt notice of any Distributions by International or any transactions described in paragraph (d) that result in Additional Costs or Distributions exceeding $1,000,000.

               (f) The covenants set forth in Sections 5.8(a), (c) and (e) apply only to International. The covenants set forth in Section 5.8(b) apply only to Jones and International. Without limiting the generality of the foregoing, no covenant set forth in Section 5.8(c) or (e) shall apply to any Affiliate or Subsidiary of International, whether now or hereafter existing, and no covenant set forth in Section 5.8(a) or (b) shall apply to any Affiliate or Subsidiary of Jones or International, whether now or hereafter existing, except to the extent that Jones or International is an Affiliate or Subsidiary of the other.

               5.9 Termination of Article V. The provisions of this Article V will terminate on the Option Termination Date.


                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

               6.1. Representations and Warranties of Jones. Jones represents and warrants to Investor and the Company that as of the date hereof:

               (a) The execution, delivery and performance of this Agreement by Jones is within his legal capacity. This Agreement constitutes a valid and binding agreement of Jones.

               (b) The execution, delivery and performance by Jones of this Agreement requires no action of Jones by or in respect of, or filing by Jones with, any Governmental Authority organized within the United States of America, England or Spain other than any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Jones.

               (c) The execution, delivery and performance by Jones of this Agreement does not (i) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding on Jones or (ii) require any consent or other action by any Person under, or constitute a default under, any agreement or other instrument binding upon Jones or any license, permit or other similar authorization held by Jones, except to the extent that any such violation, failure to obtain any such consent or other action, or default, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Jones.

               6.2. Representations and Warranties of International. International represents and warrants to Investor and the Company that as of the date hereof:

               (a) The execution, delivery and performance of this Agreement by International is within International's corporate power and has been duly authorized by all necessary corporate action on the part of International. This Agreement constitutes a valid and binding agreement of International.

               (b) The execution, delivery and performance by International of this Agreement requires no action of International by or in respect of, or filing by International with, any Governmental Authority organized within the United States of America, England or Spain other than any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on International.

               (c) The execution, delivery and performance by International of this Agreement does not (i) violate the articles of incorporation or bylaws of International, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding on International or (iii) require any consent or other action by any Person under, or constitute a default under, any agreement or other instrument binding upon International or any license, permit or other similar authorization held by International, except in the case of clauses (ii) and (iii) to the extent that any such violation, failure to obtain any such consent or other action, or default, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on International.

               6.3. Representations and Warranties of Investor. Investor represents and warrants to each of Jones, International and the Company that as of the date hereof:

               (a) Investor is a corporation duly incorporated, validly existing and in good standing under the laws of Canada and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

               (b) The execution, delivery and performance of this Agreement by Investor is within Investor's corporate power and has been duly authorized by all necessary corporate action on the part of Investor. This Agreement constitutes a valid and binding agreement of Investor.

               (c) The execution, delivery and performance by Investor of this Agreement require no action by Investor or in respect of, or filing by Investor with, any governmental body, agency or official other than any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Investor.

               (d) The execution, delivery and performance by Investor of this Agreement do not (i) violate the articles of incorporation or bylaws of Investor or (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding on Investor or (iii) require any consent or other action by any Person under, or constitute a default under, any agreement or instrument binding upon Investor or any license, permit or other similar authorization held by Investor except, in the case of clauses (ii) and
(iii), to the extent that any such violation, failure to obtain any such consent or take such other action, or default, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Investor.

               (e) Assuming the accuracy of the Grantors' representations and warranties in the Option Agreements, the purchase by Morgan Guaranty Trust Company of New York, as agent for Investor, of the Optioned Shares requires no action by Investor in respect of, or filing by Investor with, any Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act and the Exon-Florio Act, and (ii) any such action or filing as to which the failure to make or obtain would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on, the business, assets, results of operation, properties or financial condition of Investor.

               (f) The execution, delivery and performance by Investor (or its agent) of the Option Agreements does not (i) assuming the accuracy of the Grantors' representations and warranties in the Option Agreements and compliance with the matters referred to in paragraph (e) of this Section 6.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (ii) assuming the accuracy of Grantors' representations and warranties in the Option Agreements, require any consent or other action by any Person under, or constitute a default under, any material agreement or instrument binding upon Investor or (iii) result in the creation or imposition of any Lien on any material asset of Investor, except to the extent that any such violation, failure to obtain any such consent or other action, default, right, loss or Lien would not reasonably expected to have, individually or in the aggregate, a material adverse effect on, the business, assets, results of operations, properties or condition (financial or otherwise) of the Investor.

               (g) There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Investor who might be entitled to any fee or commission from International or its Affiliates in connection with the grant or exercise of the Control Option.

               6.4. Representations and Warranties of the Company. The Company represents and warrants to Investor, Jones and International that as of the date hereof:

               (a) The execution, delivery and performance of this Agreement by the Company is within the Company's corporate power and has been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a valid and binding agreement of the Company.

               (b) The execution, delivery and performance by the Company of this Agreement requires no action of any Intercable Group Entity by or in respect of, or filing by any Intercable Group Entity with, any Governmental Authority organized within the United States of America, England or Spain other than any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Intercable Group Entities.

               (c) The execution, delivery and performance by the Company of this Agreement do not (i) violate (x) the articles of incorporation or bylaws of the Company or (y) the articles of incorporation, by-laws, partnership agreement or other organizational document (as applicable) of any other Intercable Group Entity, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding on the Company, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any other Intercable Group Entity or cause a loss of any benefit to which the Company or any other Intercable Group Entity is entitled under any agreement or other instrument binding upon the Company or any other Intercable Group Entity or any Franchise Agreement, license, permit or other similar authorization held by the Company or any other Intercable Group Entity or (iv) result in the creation of any Lien on any asset of the Company or any Intercable Group Entity, except in the case of clauses (ii), (iii) and (iv), to the extent that any such violation, failure to obtain any such consent or other action, default, right, loss or Lien would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Intercable Group Entities.


                                  ARTICLE VII

                                 MISCELLANEOUS

               7.1. Termination. The provisions of this Agreement will terminate, and be of no further force and effect:

                     (i) if Investor purchases the Optioned Shares pursuant to the Option Agreements, on the Option Termination Date, provided that the provisions of Sections 2.5(d), 3.5, 3.9, 3.10 and 3.12 will survive any such termination, or

                   (ii) if Investor does not purchase the Optioned Shares pursuant to the Option Agreements, on the date after the Option Termination Date when Investor's Ownership Percentage is less than 10%, provided that the provisions of Sections 2.5(d), 3.5, 3.9 and
         3.10 will survive any such termination.

               7.2. Successors and Assigns; Assignment. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and to the extent applicable heirs, executors, administrators and legal representatives.

               (b) Except as otherwise provided herein, neither the Company nor any Shareholder may assign, delegate or otherwise Transfer any of its rights or obligations under this Agreement without the prior written consent of all of the other parties hereto, provided that (i) any party hereto may pledge its interest in this agreement to a financial institution to secure a bona fide borrowing by such party in connection with a pledge by such party of its general intangible interests (provided that any foreclosure transferees's interest will be subject to the provisions of this Agreement), (ii) Investor and any other Bell International Shareholder may assign its rights, but not its obligations, to any Eligible Assignee and (iii) Investor may assign its rights and obligations to any purchaser of the Control Option that has paid for the Optioned Shares pursuant to Article VII of the Option Agreements at any time after such purchaser has delivered to the Company, Jones and International an executed counterpart of this Agreement and agreed to be bound by the terms of this Agreement as if such Person was Investor, provided that Sections 3.3 and
3.4 will terminate at the time of any such assignment to such purchaser.

               (c) For purposes of this Agreement, "Eligible Assignee" means any entity which at the time of such assignment is, and thereafter during the term of this Agreement remains (i) controlled, directly or indirectly, by Investor and (ii) not primarily engaged in, or a Subsidiary of Investor primarily engaged in, the direct operation or management of (x) cable television systems located in North America, (y) wireline local communications services located in the United States of America or (z) educational programming services, other than Investor and any Person that is an Intercable Group Entity or a JI Group Entity (each a "Restricted Business"). The parties hereto acknowledge that the foregoing provisions are not intended to restrict Investor from assigning its rights hereunder to a Subsidiary of Investor that is a holding company of an entity or entities primarily engaged in a Restricted Business.

               7.3. Specific Performance. Each party hereto agrees that a Shareholder could be irreparably damaged if any party failed to perform any obligation under this Agreement, and that such Shareholder would not have an adequate remedy at law for money damages in such event. Accordingly, each Shareholder shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement. This provision is without prejudice to any other rights that such Shareholder may have against any party for any failure by such party to perform its obligations under this Agreement.

               7.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by facsimile transmission, or by registered or certified mail (postage prepaid, return receipt requested):

               if to Jones:

                     Glenn R. Jones
                     9697 East Mineral Avenue
                     Englewood, Colorado  80155
                     Fax:  (303) 799-4675

               if to International:

                     Jones International, Ltd.
                     9697 East Mineral Avenue
                     Englewood, Colorado  80155
                     Fax:  (303) 799-4675
                     Attention:  Chief Executive Officer

               if to Investor:

                     Bell Canada International Inc.
                     1000, rue de la Gauchetiere West
                     Suite 1100
                     Montreal, Quebec
                     Canada H3B 4Y8
                     Fax:  514-392-2262
                     Attention:  Chief Financial Officer

               with a copy to:

                     Bell Canada International Inc.
                     1000, rue de la Gauchetiere West
                     Suite 1100
                     Montreal, Quebec
                     Canada H3B 4Y8
                     Fax:  514-392-2342
                     Attention:  General Counsel

               if to the Company, to:

                     Jones Intercable, Inc.
                     9697 East Mineral Avenue
                     Englewood, Colorado  80112
                     Attention:  President
                     Fax:  (303) 784-8503

               with a copy to:

                     Jones Intercable Inc.
                     9697 East Mineral Avenue
                     Englewood, Colorado  80112
                     Attention:  General Counsel
                     Fax:  (303) 799-1644

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

               7.5. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

               7.6. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

               (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               7.7. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Colorado, without regard to the conflicts of law rules of such state.

               7.8. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

               7.9. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning of interpretation of this Agreement.

               7.10. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

               7.11. Separability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.



               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.



                                       ______________________________
                                       GLENN R. JONES, individually



                                       JONES INTERNATIONAL, LTD.



                                       By____________________________
                                         Name:
                                         Title:



                                       BELL CANADA INTERNATIONAL
                                         INC.



                                       By____________________________
                                         Name:
                                         Title:



                                       JONES INTERCABLE, INC.



                                       By____________________________
                                         Name:
                                         Title:


                                                                    SCHEDULE I


                         List of Affiliate Agreements


1. Transponder License Agreement between Jones Space Segment, Inc. and Jones Intercable, Inc., dated February 2, 1993.

2. Affiliate Agreement between Mind Extension University, Inc. and Jones Intercable, Inc., dated December 28, 1993, as amended June 1, 1994.

3. Cable Affiliate Agreement between Galactic Radio, Inc. and Jones Programming Services, Inc., dated May 1, 1990.

4. Office Lease between Jones Properties Inc. and Jones Intercable Inc., dated June 8, 1984.

5. Short Form Lease, dated June 8, 1984, and amendment, dated November 30, 1989, between Jones Properties, Inc. and Jones Intercable, Inc.

6. Sublease Agreement between the Jones Group, Ltd. and Jones Intercable, Inc., dated August 25, 1987.

7. Sublease Agreement between Jones International, Ltd. and Jones Intercable, Inc., dated August 25, 1987.

8. Sublease Agreement between Jones Spacelink, Ltd. and Jones Intercable, Inc., dated August 25, 1987.

                        Affiliate Agreements in Process

1. Agreement between Jones Interactive, Inc. and Jones Intercable, Inc. for the provision of certain support services.

2. Affiliate Agreement between Jones Computer Networks, Inc. and Jones Intercable, Inc. for carriage of programming.

3. Affiliate Agreement between Product Information Networks and Jones Intercable, Inc. for carriage of programming.

4. Affiliate Agreement between Healthcare Network and Jones Intercable, Inc. for carriage of programming.

5. Agreement between Jones International, Ltd. or an affiliate thereof and Jones Intercable, Inc. for development of customer billing service.

6. Option Agreement between affiliate of Jones International, Ltd. and Jones Intercable, Inc. regarding purchase of Terrace Building.


                                                         SCHEDULE II


                          List of Cable Partnerships


I.       Limited Partnerships

               1.    Jones Cable Income Fund 1-A, Ltd.
               2.    Jones Intercable Income Fund 1-B, Ltd.
               3.    Jones Cable Income Fund 1-C, Ltd.
               4.    Cable TV Fund 11-A, Ltd.
               5.    Cable TV Fund 11-B, Ltd.
               6.    Cable TV Fund 11-C, Ltd.
               7.    Cable TV Fund 11-D, Ltd.
               8.    Cable TV Fund 12-A, Ltd.
               9.    Cable TV Fund 12-B, Ltd.
               10.   Cable TV Fund 12-C, Ltd.
               11.   Cable TV Fund 12-D, Ltd.
               12.   Cable TV Fund 14-A, Ltd.
               13.   Cable TV Fund 14-B, Ltd.
               14.   Cable TV Fund 15-A, Ltd.
               15.   IDS/Jones Growth Partners 87-A, Ltd.
               16.   IDS/Jones Growth Partners 89-B, Ltd.
               17.   IDS/Jones Growth Partners II, L.P.
               18.   Jones Intercable Investors
               19.   Jones Spacelink Income/Growth Fund 1-A, Ltd.
               20.   Spacelink Fund 3, Ltd.
               21.   Jones Spacelink Fund 4, Ltd.
               22.   Jones Spacelink Fund 5, Ltd.
               23.   Jones Spacelink Income Partners 87-1, L.P.
               24.   Jones Growth Partners, L.P.
               25.   Jones Growth Partners II, L.P.

II.      Joint Ventures


               1.    Jones Cable Income Fund 1-B/C Venture
               2.    Cable TV Joint Fund 11
               3.    Cable TV Fund 12-BCD Venture
               4.    Cable TV Fund 14-A/B Venture
               5.    IDS Jones Joint Venture Partners


                                                                     EXHIBIT B

                          [Form of Sale Offer Notice]
                                                                        [Date]


Bell Canada International Inc.




To Bell Canada International Inc.:

               Reference is made to the Shareholders Agreement, dated as of December 20, 1994, among Glenn R. Jones, Jones International, Ltd., Bell Canada International Inc. and Jones Intercable, Inc. (the "Agreement"). Capitalized terms used but not defined herein have the meanings set forth in the Agreement. This Sales Offer Notice is being delivered to you pursuant to
Section 4.2(a) of the Agreement.

               The undersigned hereby irrevocably offers to sell to you _______ [Class A/Common] Shares at a price per share of $_________, which is equal to the average of the [closing "bid" and "asked" prices] for [Class A/Common] Shares on the Business Day immediately preceding the date on which this Sale Offer Notice is being delivered to you. The aggregate purchase price for the Offered Shares is $__________.

               If you wish to purchase the Offered Shares pursuant to Sections 4.2(a) and 4.4 of the Agreement, please respond by delivery of a Purchase Notice to the undersigned prior to the expiration of the Offer Period, which is [time] on [date].


                                   [Name of JI Group Entity]


                                   By:______________________


                                                                     EXHIBIT C

                           [Form of Purchase Notice]

                                                                        [Date]

[Name of Glenn Jones
  Group Entity]


To  __________:

               Reference is made to the Shareholders Agreement dated as of December 20, 1994, among Glenn R. Jones, Jones International, Ltd., Bell
Canada International Inc. and Jones Intercable Inc. (the "Agreement"). Capitalized terms used but not defined herein have the meaning set forth in the Agreement. This Purchase Notice is being delivered to you pursuant to Section 4.2(a) of the Agreement and in response to your Sale Offer Notice dated
______________.

               The undersigned hereby irrevocably elects to exercise the right to purchase [50%/100%] of the Offered Shares for an aggregate purchase price of $____________.

               The closing for the purchase and sale of the Offered Shares pursuant to this Purchase Notice shall take place pursuant to the procedures set forth in Section 4.4. Please contact us so that we may agree on wire transfer arrangements and a mutually acceptable time and place for closing.

                                       BELL CANADA INTERNATIONAL INC.


                                       By:___________________________


                                                                     EXHIBIT D

                        [Form of Purchase Offer Notice]
                                                                        [Date]


Glenn R. Jones




To Glenn R. Jones:

               Reference is made to the Shareholders Agreement, dated as of December 20, 1994, among Glenn R. Jones, Jones International, Ltd., Bell Canada International Inc. and Jones Intercable, Inc. (the "Agreement"). Capitalized terms used but not defined herein have the meanings set forth in the Agreement. This Purchase Offer Notice is being delivered to you pursuant to Section 4.3 of the Agreement.

               The undersigned hereby irrevocably offers to purchase from you (or any JI Group Entity designated by you) _______ Class A Shares at a price per share of $_________, for an aggregate purchase price of $______________.

               If you (or any JI Group Entity) wishes to sell Class A Shares pursuant to the foregoing offer and Sections 4.3 and 4.4 of the Agreement, please respond by delivery of a Sale Notice to the undersigned no later than [time] on [date].

                         [Name of Bell International Group Entity]


                         By:______________________________________


                                                                     EXHIBIT E

                             [Form of Sale Notice]

                                                                        [Date]


[Name of Bell International Group Entity]


To  [Name of Bell International Group Entity]:

               Reference is made to the Shareholders Agreement dated as of December 20, 1994, among Glenn R. Jones, Jones International, Ltd., Bell Canada International Inc. and Jones Intercable Inc. (the "Agreement"). Capitalized terms used but not defined herein have the meaning set forth in the Agreement. This Sale Notice is being delivered to you pursuant to
Section 4.3 of the Agreement and in response to your Purchase Offer Notice dated ____________.

               The undersigned hereby irrevocably elects to sell to you ______ Class A Shares for an aggregate purchase price of $__________.

               The closing for the purchase and sale of the Class A Shares pursuant to this Sale Notice shall take place pursuant to the procedures set forth in Section 4.4. Please contact us so that we may agree on wire transfer arrangements and a mutually acceptable time and place for closing.


                                       [Name of JI Group Entity]


                                       By:_____________________